Exhibit 99.1

Markforged Announces First Quarter 2023 Results

WALTHAM, Mass. – Markforged Holding Corporation (NYSE: MKFG) (the “Company”), the company strengthening manufacturing resiliency by enabling industrial production at the point of need, today announced its results from the first quarter ended March 31, 2023.

Financial Highlights

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Revenue increased by 10%, to $24.1 million, in the first quarter of 2023 from $21.9 million in the first quarter of 2022.

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Gross profit remained stable generating $11.6 million in the first quarters of 2023 and 2022.

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Non-GAAP gross profit was $11.9 million in the first quarter of 2023 compared to $11.7 million in the first quarter of 2022.

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Gross margin was 48% in the first quarter of 2023 compared to 53% in the first quarter of 2022.

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Non-GAAP gross margin was 49% in the first quarter of 2023 compared to 54% in the first quarter of 2022.

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Net loss was $19.0 million in the first quarter of 2023, compared to net profit of $4.2 million in the first quarter of 2022.

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Non-GAAP net loss was a loss of $13.3 million in the first quarter of 2023, compared to a loss of $14.9 million in the first quarter of 2022.

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Cash, cash equivalents, and short-term investments were $151.4 million as of March 31, 2023.

Reconciliations of the non-GAAP financial measures provided in this press release to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures and how they are calculated is also included under the heading “Non-GAAP Financial Measures.”

“We have started the year strong with another record first quarter revenues and the largest pipeline in our company’s history. Demand for the Digital Forge grew across all geographies in Q1, as an increasing number of manufacturers are choosing our metal and composite solutions to solve mission-critical metal applications at the point of need,” said Shai Terem, President and CEO of Markforged. “We believe our Q1 results are a reflection of strong execution of our strategy and an early indicator of the meaningful opportunity for Markforged in the coming quarters as we remain laser focused on margin expansion and driving profitable growth.”

Business Highlights

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Robust Growth Globally. Demand for the Digital Forge grew across all geographies in Q1, which was led by 26% year-over-year growth in Markforged’s EMEA region. The company was also encouraged by the strong pipeline buildup in the Americas, which is the company’s biggest region by revenue.

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Demand For FX20 Grows. As manufacturers seek production-grade solutions for their factory floors, revenue for the FX20 continues to exceed the company’s expectations and the pipeline of new orders continues to grow. Thanks to the diligent work by Markforged’s engineering and operations teams, the costs to produce the FX20 are declining, which is helping to drive sequential gross margin expansion.
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Continuing To Build Operational Efficiencies. Markforged remains laser focused on margin expansion and driving profitable growth. GAAP Gross margins expanded sequentially, exceeding 48% in the first quarter of 2023 and 49% on a non-GAAP basis, compared to 47% by both measures in the fourth quarter of 2022. Net cash used in operating activities for the first quarter improved year-over-year, with a decline of $3.7 million, or approximately 20%, compared to the first quarter of 2022. The company believes the strength of its current balance sheet is sufficient to reach profitability by the end of 2024.
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Moved Into New HQ. The end of Q1 marked the opening of Markforged's new Global HQ in Massachusetts, bringing Engineering, Operations and Product together under one roof with Sales, Marketing and other functions. The new HQ, located at 60 Tower Road, Waltham, boasts customized state-of-the-art R&D labs, along with operations and customer experience labs and an enhanced customer product demo room. The excitement and energy derived from this modernized space and closer, in-person, collaboration is expected to drive even more operational efficiencies over time.

Guidance

Markforged is reiterating its full year 2023 guidance given continued macro uncertainties. Revenues are expected to be within the range of $101.0 million - $110.0 million. Markforged expects fiscal year 2023 non-GAAP gross margin to remain in the range of 47% - 49% and the company is confident that gross margins will continue to improve toward historical levels, longer-term. The company continues to expect the cost disciplines it exerts over operating expenses to result in a decline in 2023 operating expenses as a percentage of revenue, compared to 2022. Non-GAAP operating loss is expected to be in the range of $55.0 million - $58.0 million for the year, a loss in the range of $0.27 - $0.29 per share.

Conference Call and Webcast Information

The Company will host a webcast and conference call at 5:00 p.m. ET today, Thursday, May 11, to discuss the results.

Participants may access the earnings press release, related materials and the audio webcast by visiting the investors section of the Company's website at https://investors.markforged.com/.

To participate in the call, please dial 1-877-407-9039 or 1-201-689-8470 ten minutes before the scheduled start.

For those unable to listen to the live conference call, a replay will be available on the Company's website and telephonically till Thursday May 25, 2023, 11:59 PM ET by dialing 1-844-512-2921 or 1-412-317-6671, passcode 13737741.

About Markforged

Markforged (NYSE:MKFG) is enabling more resilient and flexible supply chains by bringing industrial 3D printing right to the factory floor. Our additive manufacturing platform The Digital Forge allows manufacturers to create strong, accurate parts in both metal and advanced composites. With over 10,000 customers in 70+ countries, we’re bringing on-demand industrial production to the point of need. We are headquartered in Waltham, Mass where we design the hardware, software and advanced materials that makes The Digital Forge reliable and easy to use. To learn more, visit www.markforged.com.

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe that non-GAAP gross margin, non-GAAP operating profit (loss), and non-GAAP earnings per share, each a non-GAAP financial measure, is useful in evaluating the performance of our business.

These non-GAAP measures have limitations as an analytical tool. We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.

We recommend that you review the reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures provided in the financial statement tables included below in this press release, and that you not rely on any single financial measure to evaluate our business. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.

Investors should note that beginning with the second quarter of 2022, we have modified the presentation of “non-recurring costs” included in non-GAAP gross margin, non-GAAP operating profit (loss), non-GAAP net profit (loss) and non-GAAP earnings per share metrics to include certain non-recurring litigation costs. Beginning with the fourth quarter of 2022, we modified the presentation to remove the impact of the amortization of our intangible assets. We use these metrics to provide an understanding of the results of our core business performance and believe these litigation and amortization costs are not indicative of the performance of our core business’ operations. This change increases “non-recurring costs'' by $0.6 million in the first quarter of 2022. The exclusion of amortization does not impact non-GAAP net profit (loss) for the quarter ended March 31, 2022. To conform to the current period’s presentation, we have included non-recurring litigation costs as “non-recurring costs” when presenting the foregoing non-GAAP figures for the year to date period.

The following are the non-GAAP financial measures referenced in this press release and presented in the tables below:

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Non-GAAP gross margin is defined as GAAP operating profit (loss), less stock-based compensation expense, amortization, and certain non-recurring costs, divided by revenue.
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Non-GAAP operating profit (loss) is defined as GAAP operating profit (loss) less stock-based compensation expense, amortization, and certain non-recurring costs.
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Non-GAAP net profit (loss) is defined as GAAP net profit (loss) less stock-based compensation expense, net change in fair value of warrant liabilities and contingent earnout liabilities, amortization, and certain non-recurring costs.
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Non-GAAP earnings per share is defined as GAAP net profit (loss) less stock-based compensation expense, net change in fair value of warrant liabilities and contingent earnout liabilities, amortization, and certain non-recurring costs, divided by diluted weighted average shares outstanding for the period.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “strategy,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “opportunity” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although Markforged believes that it has a reasonable basis for each forward-looking statement contained in this press release, Markforged cautions you that these statements are based on a combination of facts and factors currently known by it and its projections of the future, about which it cannot be certain. Forward-looking statements in this press release include, but are not limited to, future growth rate, revenue, gross profit margin and earnings guidance; the impact of infrastructure investments; timing for achieving profitability; our ability to fulfill orders for our products in a timely fashion in the future; expected growth, of the size of and opportunity to increase our addressable market; the timing of launches and the rate and extent of adoption of our products, including, but not limited to, our most recently introduced products; market trends in the manufacturing industry; the effects of macroeconomic factors; and the benefits to consumers, functionality and applications of Markforged’s products. Markforged cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward looking statements are subject to a number of risks and uncertainties, including, among others, general economic, political and business conditions; the ability of Markforged to maintain its listing on the New York Stock Exchange; the effect of COVID-19 on Markforged’s business and financial results; the outcome of any legal proceedings against Markforged; and those factors discussed under the header “Risk Factors” in Markforged’s most recent periodic and other filings with the SEC. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that Markforged will achieve its objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent Markforged’s views as of the date of this press release. Markforged anticipates that subsequent events and developments will cause its views to change. However, while Markforged may elect to update these forward-looking statements at some point in the future, Markforged has no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing Markforged’s views as of any date subsequent to the date of this press release.

MARKFORGED HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
As of March 31, 2023 and December 31, 2022
(In thousands, except share data and par value amounts) (Unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$90,674	$124,242
Short-term investments	60,756	43,690
Accounts receivable, net of allowance for expected credit losses ($768 and $971, respectively)	26,115	29,294
Inventory	29,272	26,409
Prepaid expenses	2,336	2,847
Other current assets	3,362	3,334
Total current assets	212,515	229,816
Property and equipment, net	19,122	18,298
Goodwill	31,190	31,116
Intangible assets	17,426	17,626
Right-of-use assets	44,591	45,955
Other assets	3,043	3,130
Total assets	$327,887	$345,941
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$10,515	$14,425
Accrued expenses	11,459	9,663
Deferred revenue	9,174	8,854
Operating lease liabilities	7,979	8,022
Total current liabilities	39,127	40,964
Long-term deferred revenue	5,834	5,358
Deferred rent	—	—
Contingent earnout liability	1,607	2,415
Long-term operating lease liabilities	39,391	40,608
Other liabilities	3,867	4,042
Total liabilities	89,826	93,387
Commitments and contingencies
Stockholders’ equity
Common stock, $0.0001 par value; 1,000,000,000 shares authorized at March 31, 2023 and December 31, 2022; 195,643,620 and 194,560,946 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	19	19
Additional paid-in capital	356,982	352,564
Accumulated deficit	(120,116)	(101,097)
Accumulated other comprehensive income	1,176	1,068
Total stockholders’ equity	238,061	252,554
Total liabilities and stockholders’ equity	$327,887	$345,941

MARKFORGED HOLDING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2023 and 2022
(In thousands, except share data and per share data) (Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue	$24,090	$21,859
Cost of revenue	12,508	10,253
Gross profit	11,582	11,606
Operating expenses
Sales and marketing	10,576	10,448
Research and development	10,380	10,567
General and administrative	12,128	11,743
Total operating expenses	33,084	32,758
Loss from operations	(21,502)	(21,152)
Change in fair value of warrant liabilities	189	693
Change in fair value of contingent earnout liability	808	24,896
Other expense	(204)	(219)
Interest income	1,691	20
Profit (loss) before income taxes	(19,018)	4,238
Income tax benefit	1	(1)
Net (loss) profit	$(19,019)	$4,239
Weighted average shares outstanding - basic	195,369,245	186,383,312
Weighted average shares outstanding - diluted	195,369,245	191,100,683
Net profit (loss) per share - basic	$(0.10)	$0.02
Net profit (loss) per share - diluted	(0.10)	0.02

MARKFORGED HOLDING CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

For the Three Months Ended March 31, 2023 and 2022

(In thousands) (Unaudited)

	Three Months Ended March 31,
	2023	2022
Net (loss) profit	$(19,019)	$4,239
Other comprehensive income, net of taxes:
Unrealized (loss) on available-for-sale marketable securities, net	(50)	—
Foreign currency translation adjustment	158	—
Total comprehensive (loss) income	$(18,911)	$4,239

MARKFORGED HOLDING CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
For the Three Months Ended March 31, 2023 and 2022
(In thousands) (Unaudited)

	Three Months Ended March 31,
	2023	2022
Net profit (loss) and comprehensive income (loss)	$(19,019)	$4,239
Stock compensation expense	4,356	5,422
Change in fair value of warrant liabilities	(189)	(693)
Change in fair value of contingent earnout liability	(808)	(24,896)
Amortization	277	—
Non-recurring costs[1]	2,081	1,047
Non-GAAP net loss [2]	$(13,302)	$(14,881)

1Non-recurring costs primarily relate to litigation expenses.

2Stock-based compensation expense, amortization, and non-recurring costs were included in the following GAAP consolidated statement of operations categories:

	Three Months Ended March 31,
	2023	2022
Cost of revenue	$301	$115

Sales and marketing	520	848
Research and development	1,147	1,419
General and administrative	4,746	4,087
Total operating expense	6,413	6,354
Total adjustments	$6,714	$6,469

MARKFORGED HOLDING CORPORATION
DISAGGREGATED REVENUE BY NATURE OF PRODUCTS AND SERVICES
(In thousands) (Unaudited)
	Three Months Ended March 31,
(in thousands)	2023	2022
Hardware	$15,195	$14,517
Consumables	6,455	5,456
Services	2,440	1,886
Total Revenue	$24,090	$21,859

MARKFORGED HOLDING CORPORATION
DISAGGREGATED REVENUE BY GEOGRAPHIC LOCATION
(In thousands) (Unaudited)
	Three Months Ended March 31,
(in thousands)	2023	2022
Americas	$10,458	$10,097
EMEA	$8,492	$6,719
APAC	$5,140	$5,043
Total Revenue	$24,090	$21,859

Markforged Contacts:

Media

Sam Manning, Public Relations Manager

sam.manning@markforged.com

Investors

Austin Bohlig, Director of Investor Relations

investors@markforged.com